UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                       CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D)
               OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  February 20, 2002

                      COMTEX News Network, Inc.

       (Exact name of registrant as specified in its charter)


        New York                 0-10541              13-3055012

     (State or other         (Commission File        (IRS Employer
     jurisdiction of             Number)          Identification No.)
     incorporation)


        4900 Seminary Road, Suite 600, Alexandria, Virginia  22311
      (Address of principal executive        (Zip Code)
               offices)


                           (703) 820-2000

        (Registrant's telephone number, including area code)


                                 N/A
(Former name, former address and former fiscal year, if changed since last report)

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Item 1.        Changes in Control of Registrant.

     This Form 8-K relates to a change in control of Comtex News Network, Inc., a New York corporation (the "Issuer"), by which current members of the Issuer's Board of Directors and management team increased their share ownership pursuant to the purchase of shares of the Issuer's common stock, par value $0.01 per share (the "COMTEX Common Stock") upon the exercise of certain options held by such individuals, and a former majority shareholder experienced a decrease in its' ownership. A Schedule 13D was filed for each of the individuals and the shareholder, as discussed further below.

     A Schedule 13D was filed on behalf of Dr. C.W. Gilluly on March 4, 2002. Dr. Gilluly is Chairman of the Board of Directors of the Issuer, and served as President of the Issuer from June 1992 until May 1993 and as Chief Executive Officer of the Issuer from June 1992 to September 1997.

     As a result of a guarantee and related loans from Dr.
Gilluly and his spouse to the Issuer in February 1995, Dr.
Gilluly and his spouse held an option to purchase 2,540,503 shares of COMTEX Common Stock. The option provided for an exercise price of $0.10 per share and an expiration date of February 20, 2002.

     Dr. Gilluly and his spouse exercised this option as it related to 2,192,503 shares of COMTEX Common Stock on February 20, 2002, and transferred their rights to exercise the option and purchase the remaining 348,000 shares of COMTEX Common Stock under such option to unrelated third parties. Dr. Gilluly and his spouse used personal funds to exercise the option and purchase the underlying shares.

     On February 20, 2002, Dr. Gilluly and his spouse also exercised an option received from AMASYS Corporation, a Delaware corporation and a shareholder of the Issuer ("AMASYS"; SEC File No. 0-21555), to purchase 2,130,503 shares of COMTEX Common Stock. AMASYS Corporation received certain assets of Infotechnology, Inc., a Delaware corporation ("Infotech"), following the completion of Infotech's bankruptcy reorganization, in accordance with an Assignment and Assumption Agreement, dated October 11, 1996, between Infotech and certain other parties.
The reorganization resulted in AMASYS owning 4,693,940 of the issued and outstanding shares of COMTEX Common Stock.

     Of the 4,693,940 shares of COMTEX Common Stock owned by AMASYS, 2,540,503 were subject to an option held by Dr. Gilluly and his spouse. Such option provided for an exercise price of $0.10 per share and an expiration date of February 20, 2002. As noted above, Dr. Gilluly and his spouse exercised this option as it related to 2,130,503 shares of COMTEX Common Stock on February 20, 2002, and transferred their rights to exercise the option and purchase the remaining 410,000 shares of COMTEX Common Stock under such option to unrelated third parties. Dr. Gilluly and his spouse used personal funds to exercise the option and purchase the underlying shares
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     In addition to the ownership described above, Dr. Gilluly
owns 44,500 shares of COMTEX Common Stock that he acquired pursuant to the exercise of an option granted under the COMTEX News Network, Inc. 1995 Stock Option Plan (the "Option Plan"). Dr. Gilluly also has the right to acquire 100,000 shares of COMTEX Common stock upon the exercise of vested options granted under the Option Plan.

     Dr. Gilluly's spouse owns 1,000,000 shares of the COMTEX
Common Stock described above for which she has sole dispositive and voting power. Dr. Gilluly disclaims beneficial ownership thereof.

     As of February 20, 2002, the Issuer's total issued and outstanding capital stock was 13,088,744 shares of COMTEX Common Stock. As of such date, Dr. Gilluly and his spouse beneficially owned 4,467,506 shares in the aggregate, or 34% of the issued and outstanding shares of COMTEX Common Stock.

     A Schedule 13D also was filed on behalf of AMASYS on March 4, 2002. As described above, AMASYS received certain assets of Infotech following the completion of Infotech's bankruptcy reorganization. The reorganization resulted in AMASYS owning 4,693,940 of the issued and outstanding shares of COMTEX Common Stock.

     Of the 4,693,940 shares of COMTEX Common Stock owned by AMASYS, 2,540,503 were subject to an option by Dr. Gilluly and his spouse, with an exercise price of $0.10 per share and an expiration date of February 20, 2002. On the option's expiration date, Dr. Gilluly and his spouse exercised their option as it related to 2,130,503 shares of COMTEX Common Stock and transferred their rights to exercise the option and purchase the remaining 410,000 shares of COMTEX Common Stock under such option to unrelated third parties.

     Therefore, as a result of the Gilluly's exercise of such option, AMASYS' beneficial ownership of COMTEX Common Stock decreased from 4,693,940 shares (or approximately 35.9%) to 2,153,437 shares, representing approximately 16% of the issued and outstanding shares of COMTEX Common Stock.

     Finally, a Schedule 13D was filed on behalf of Charles W.
Terry on March 4, 2002.  Mr. Terry is the President, Chief
Executive Officer and a member of the Board of Directors of the Issuer.

     As a result of a guarantee and related loans from Dr.Gilluly and his spouse to the Issuer in February 1995, Dr. Gilluly and his spouse held an option to purchase 2,540,503 shares of COMTEX Common Stock with an exercise price of $0.10 per share. Such option had an expiration date of February 20, 2002.

     On February 18, 1999, Dr. Gilluly and his spouse transferred a portion of their rights under such option to Mr. Terry, granting Mr. Terry the right to purchase 676,500 shares of COMTEX
Common Stock.

     On February 20, 2002, Mr. Terry exercised the option to purchase 300,000 shares of COMTEX Common Stock. Mr. Terry used personal funds to exercise the option and purchase the underlying shares.

     In addition to the 300,000 shares purchased on February 20, 2002, Mr. Terry's beneficial ownership includes 277,175 shares of COMTEX Common Stock; 397,733 shares of COMTEX Common Stock that may be acquired upon the exercise of vested options granted to Mr. terry under the Option Plan; 10,000 shares of Common Stock held by Mr. Terry's children under the Uniform Gifts to Minors Act, as to which Mr. Terry holds sole voting and dispositive power; 5,000 shares of Common Stock held by Mr. Terry's mother, as to which Mr. Terry holds shared dispositive power; and 12,000 shares of Common Stock held by Mr. Terry's wife, as to which he disclaims beneficial ownership.

     Based on the Issuer's total issued and outstanding capital stock of 13,088,744 shares of COMTEX Common Stock as of February 20, 2002, Mr. Terry beneficially owns in the aggregate 1,001,908 shares, or approximately 7.7%, of the issued and outstanding shares of COMTEX Common Stock.


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                           SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    COMTEX News Network, Inc.

Date:  March 4, 2002                  By: /s/ CHARLES W. TERRY
                                         Charles W. Terry
                                         President and Chief Executive
                                           Officer

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